UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2007

Hiland Holdings GP, LP

(Exact name of registrant as specified in its charter)

DELAWARE	001-33018	76-0828238
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

205 West Maple, Suite 1100

Enid, Oklahoma 73701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (580) 242-6040

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Joseph L. Griffin as Chief Executive Officer, President and Director

On June 11, 2007, we announced the appointment of Joseph L. Griffin, age 46, as Chief Executive Officer, President and Director of both the general partner of Hiland Partners, LP and the general partner of Hiland Holdings GP, LP.

Mr. Griffin will receive a base salary of $260,000 annually and will participate in the Hiland Partners, LP Long-Term Incentive Plan (previously filed as Exhibit 10.2 of the Hiland Partners, LP Registrant’s Registration Statement on Form S-1 (File No. 333-119908)), in accordance with previous practice, at levels commensurate with his position.  Additionally, in connection with his hiring, Mr. Griffin will receive an award of 10,000 phantom units in Hiland Partners, LP, which will vest in 25% increments over four years, will be reimbursed for certain relocation expenses and will be issued a company vehicle for business and personal use.  Mr. Griffin also will be eligible to participate in other benefit programs available to employees generally, including life, long-term disability, medical and dental insurance and vacation benefits.

Mr. Griffin will also be eligible for an annual discretionary cash bonus, in an amount to be determined by the Board of Directors of the general partner of Hiland Partners, LP with a target range equivalent to 50% of Mr. Griffin’s base salary and consideration for additional payment based on Hiland Partners, LP’s and Mr. Griffin’s individual performance.

Prior to his appointment as Chief Executive Officer, President and Director of both the general partner of Hiland Partners, LP and the general partner of Hiland Holdings GP, LP, Mr. Griffin was employed by Lumen Midstream Partnership, LLC (a wholly owned subsidiary of the Southern Ute Indian Tribe), where he served as Executive Vice President from June 2004 through June 2007. Prior to Lumen Midstream Partnership, LLC’s sale to the Southern Ute Indian Tribe in 2004, Mr. Griffin served as its President, Chief Operating Officer, Chief Financial Officer and as a Director from 1989 through June 2004.

Mr. Griffin earned a Bachelor of Science in Business Administration from Oklahoma State University.  He is a certified public accountant.  He has no relationships or related party transaction with Hiland Partners, LP, Hiland Holdings GP, LP or either of their respective general partners that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Griffin’s hiring is being filed herewith as Exhibit 99.1.

Resignation of Harold Hamm

On June 11, 2007, the Board of Directors of the general partner of Hiland Holdings GP, LP accepted the resignation of Harold Hamm as acting Chief Executive Officer and President.  In addition, on June 11, 2007, the Board of Directors of the general partner of Hiland Partners, LP accepted the resignation of Harold Hamm as acting Chief Executive Officer and President.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release issued by Hiland Holdings GP, LP on June 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILAND HOLDINGS GP, LP

By:	Hiland Partners GP Holdings, LLC,
its General Partner

By:	/s/ Ken Maples
	Name:	Ken Maples
	Title:	Chief Financial Officer, Vice President—Finance, Secretary and Director

June 12, 2007